UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

GRAN TIERRA ENERGY INC.
(f/k/a GOLDSTRIKE INC.)

(Exact name of registrant as specified in its charter)

Nevada	333-111656	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada	T2R 0B2
(Address of principal executive offices)	(Zip Code)

(403) 265-3221
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 25, 2006, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) entered into a Securities Purchase Agreement (the “Agreement”), dated as of May 25, 2006, with Crosby Capital, LLC (“Crosby”) to acquire all of the limited partnership interests of Argosy Energy International (“Argosy”) and all of the issued and outstanding capital stock of Argosy Energy Corp. (“AEC”), a Delaware corporation and the general partner of Argosy. Argosy, a Utah limited partnership, holds a diverse portfolio of producing properties, drill-ready prospects and exploration acreage in Colombia.

Argosy’s oil production averaged approximately 987 barrels per day (after royalty) during the fourth quarter of 2005. Argosy’s remaining proven reserves at December 31, 2005 are estimated at 2.34 million barrels, with probable reserves of 1.50 million barrels (all net after royalty). Royalty rates are 20% and 8% for Argosy’s producing properties. Argosy’s net land position is approximately 153,000 acres. The material terms of Gran Tierra’s acquisition of Argosy were first disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2006.

The consideration to be paid by Gran Tierra for the limited partnership interests of Argosy and the capital stock of AEC includes a $37.5 million cash payment, the issuance to Crosby of $3.5 million of Gran Tierra’s common stock and participation rights (including overriding royalty interests and net profit interests) in Argosy’s assets valued at $1 million. Closing of the transaction is scheduled to occur as soon as practicable, but in no event later than July 21, 2006. If the Agreement terminates prior to closing, Gran Tierra is obligated to pay a break-up fee of $3.5 million, payable in either cash or in shares of Gran Tierra’s common stock. For each day after June 30, 2006 that the transaction has not closed, the break-up fee will increase by $25,000 per day, payable only in cash.

The Agreement contains standard representations and warranties, as well as pre-closing and post-closing covenants of the parties. The closing of the transaction is subject to customary conditions to closing, as well as Gran Tierra’s ability to close, contemporaneously with or prior to the closing, financing with net proceeds of no less than $41 million.

The text of the Agreement is filed as Exhibit 10.18 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION.

On June 1, 2006, Gran Tierra filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada increasing its authorized capital stock from 80,000,001 shares to 325,000,001 shares, including: 300,000,000 shares of common stock, par value $0.001, 25,000,000 shares of preferred stock, par value $0.001, and 1 share, par value of $0.001, to be designated as Special Voting Stock.

The Amendment was approved unanimously by Gran Tierra’s Board of Directors and submitted to stockholders for approval. The Amendment was consented to and approved by the written consent, in lieu of a meeting, of the holders of a majority of Gran Tierra’s issued and outstanding shares eligible to vote.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.
Exhibit No.	Description
3.5	Certificate of Amendment to Articles of Incorporation, filed June 1, 2006.

10.18	Securities Purchase Agreement, dated as of May 25, 2006, by and between Gran Tierra Energy Inc. and Crosby Capital, LLC.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gran Tierra Energy Inc.

By:	/s/ James Hart
Name: James Hart
Title: Chief Financial Officer

Date: June 1, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.5	Certificate of Amendment to Articles of Incorporation, filed June 1, 2006.

10.18	Securities Purchase Agreement, dated as of May 25, 2006, by and between Gran Tierra Energy Inc. and Crosby Capital, LLC.